UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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☒ Soliciting Material Under § 240.14a-12

PACIRA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

DOMA PERPETUAL CAPITAL MANAGEMENT LLC

DOMA PERPETUAL LO EQUITY MASTER FUND LP

DOMA PERPETUAL PARTNERS GP LLC

PEDRO ESCUDERO

RELIABILITY LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DOMA Perpetual Capital Management Announces Intent to Nominate Three Highly Qualified, Independent Director Candidates at 2026 Annual Meeting of Pacira BioSciences, Inc.

Restates Position that Pacira’s Board Should Conduct Formal Sales Process of the Business

Considers Current Executive Compensation and Spending Exorbitant and Unmerited

Questions Whether the Board Has Exercised Appropriate Fiduciary Oversight

MIAMI, FLORIDA – December 30, 2025 – DOMA Perpetual Capital Management LLC (together with its affiliates, “DOMA”), which beneficially owns approximately 6.83% of the outstanding shares of Common Stock of Pacira BioSciences, Inc. (NASDAQ: PCRX) (“Pacira” or the “Company”), today announced that it intends to nominate three highly-qualified, independent director candidates at the Company’s 2026 annual meeting of stockholders. DOMA further asserts the Company’s Board of Directors should pursue an immediate sale of the Company. DOMA considers the current level of Executive Compensation and General Spending to be exorbitant and unmerited and questions whether the Board has exercised appropriate fiduciary oversight.

About DOMA Perpetual Capital Management LLC:

DOMA Perpetual Capital Management LLC is an asset management firm based in Miami, Florida. DOMA Perpetual strives to achieve great investment results by identifying attractive, uncorrelated companies with sustainable competitive advantages, while limiting exposure to downside risks. It employs an opportunistic, fundamentals-based strategy that invests in companies across a variety of sectors and market caps throughout the globe.

Contact:

DOMA Perpetual Capital Management LLC

ir@domaperpetual.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

DOMA Perpetual Capital Management LLC, a Delaware limited liability company (“DOMA”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2026 annual meeting of stockholders of Pacira BioSciences, Inc., a Delaware corporation (the “Company”).

DOMA STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be DOMA, DOMA Perpetual LO Equity Master Fund LP, an exempted limited partnership organized under the laws of the Cayman Islands (“DOMA LO Master”), DOMA Perpetual Partners GP LLC, a Delaware limited liability company (“DOMA GP”), Reliability LLC, an investment holding company wholly-owned by the John Templeton Foundation (“JTF”), Pedro Escudero and the individuals to be nominated by DOMA as director candidates at the Company, who have not yet been identified.

As of the date hereof, DOMA LO Master directly beneficially owns 1,965,775 shares of Common Stock, par value $0.001 par value per share, of the Company (the “Common Stock”). As of the date hereof, JTF directly beneficially owns 812,019 shares of Common Stock.1 As of the date hereof, Mr. Escudero directly beneficially owns 159,000 shares of Common Stock. As Investment Manager of DOMA LO Master and JTF, DOMA may be deemed to beneficially own the 2,936,794 shares of Common Stock beneficially owned by DOMA LO Master. As general partner of DOMA LO Master, DOMA GP may be deemed to beneficially own the 2,124,775 shares of Common Stock beneficially owned by DOMA LO Master. As Founder and Chief Investment Officer of DOMA and Managing Member of DOMA GP, Mr. Escudero may be deemed to beneficially own the 2,936,794 shares of Common Stock beneficially owned by DOMA, and DOMA GP.

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1 DOMA is acting as investment manager with respect to the shares beneficially owned by JTF which DOMA exercises discretionary investment and voting authority. JTF is not making or sponsoring the director nominations.